UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2009

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6455 Nancy Ridge Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Background

In February 2009, La Jolla Pharmaceutical Company (the "Company") announced that an Independent Data Monitoring Board for the Riquent® Phase 3 ASPEN study had completed its review of the first interim efficacy analysis of Riquent and determined that continuing the study was futile. Based on these results, the Company immediately discontinued the Riquent Phase 3 ASPEN study and the development of Riquent. The Company had previously devoted substantially all of its research, development and clinical efforts and financial resources toward the development of Riquent. In connection with the termination of the clinical trials for Riquent, the Company subsequently initiated steps to significantly reduce its operating costs, including the termination of 75 employees, which was effected in April 2009, and ceased all Riquent manufacturing and regulatory activities.

Since that time and in light of the Company’s decision to discontinue development of the Riquent clinical program, the Company has been seeking to maximize the value of its remaining assets. These activities involved seeking to sell remaining assets and pursuing strategic transactions (including mergers, license agreements or other collaborations with third parties). As was disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2009, if the Company determines that these alternatives are not viable and in the best interests of the Company, then the Company would pursue an orderly wind down of the business.

BioMarin Lawsuit

On May 22, 2009, the Company and its directors were sued by BioMarin Pharmaceutical Company ("BioMarin") in California Superior Court, alleging breach of contract, breach of covenant of good faith and fair dealing, and breach of fiduciary duty. BioMarin, which had been the Company’s development partner for Riquent, sued to force the Company to accelerate the timing for the registration of approximately 10 million shares of restricted common stock that BioMarin had purchased from the Company when entering into the collaboration for Riquent in January 2009. Additionally, BioMarin seeks to recover damages for any loss it may suffer due to the alleged breach. The Company believes these claims are wholly without merit.

BioMarin sought a Temporary Restraining Order and a Preliminary Injunction compelling the Company to effect the registration of these shares notwithstanding what the Company believes are longer time periods afforded under the relevant agreement. Since filing this lawsuit, the Court has twice denied BioMarin the relief it sought. Most recently, on June 2, 2009, BioMarin’s motion for a Preliminary Injunction was denied by the Court, with the Court finding that BioMarin had not demonstrated that it was likely to succeed on the merits of its suit and that the contract did not require the Company to register the shares in the accelerated time period as demanded by BioMarin. Notwithstanding the Court’s findings against BioMarin, BioMarin has refused to drop its claims without a guaranteed price at which it would be able to ultimately sell its stock. Accordingly, the lawsuit remains pending, although the Company will be seeking to have the lawsuit dismissed and will bring any viable counterclaims that it may have.

Impact of Lawsuit on Potential Transactions

Prior to the filing of the BioMarin lawsuit, the Company had made significant progress negotiating a potential merger with another company (the "Merger") and was working toward the execution of a definitive merger agreement and the announcement of the transaction. However, in light of the pending lawsuit by BioMarin and the expected impact on the ability to complete the Merger, as well as the potential litigation damages and the defense costs, the Company’s Board of Directors (the "Board") concluded that it is impractical for the Company to pursue the Merger or other any similar transaction with another party. Because the Board currently does not expect that the litigation will be resolved in a sufficiently short period of time to allow the Company to pursue other transactions, on June 12, 2009, the Board determined that it is (i) necessary to abandon attempts to enter into a merger or other significant transaction and (ii) in the best interests of the Company to wind down the business and to seek to discharge remaining obligations to creditors. If the litigation can be resolved satisfactorily in a reasonably short period of time, it is possible that the Company may again seek to consummate a merger or other transaction. However, at present, the Company does not consider this to be a likely outcome.

After discharging obligations to creditors, and in light of the expected defense costs and expenses associated with the BioMarin lawsuit, the Company does not expect that there will be any significant remaining assets available for distribution to the Company’s stockholders following the wind down.

NASDAQ Listing Status

The Company had presented the proposed terms of the Merger to NASDAQ as part of a plan to regain compliance with NASDAQ continued listing standards. As reported on the Company’s Current Report on Form 8-K that was filed on April 9, 2009, the Company had received a Staff Deficiency Letter from NASDAQ notifying the Company that it was not in compliance with certain continued listing standards. After presenting the proposed terms of the Merger, the NASDAQ Staff concluded that the Company had presented a compliance plan that demonstrated a likelihood of regaining compliance and had granted the Company an extension of time to regain compliance. Due to the BioMarin lawsuit, the Company does not expect it will be able to satisfy the continued listing standards necessary to maintain its listing on the NASDAQ Global Market. Accordingly, the Company may seek to move its listing to the NASDAQ Capital Market and to maintain the listing while working to resolve the lawsuit. If the lawsuit is not resolved favorably in the near future, there can be no assurance that the Company’s common stock will continue to be listed on the NASDAQ Stock Market. If the Company’s common stock is delisted, it may trade on the OTC Bulletin Board or Pink Sheets, although there can be no assurance that a trading market will remain for any length of time, if at all.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements in this report involve significant risks, assumptions and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. For example, there can be no assurance that the Company will successfully defend the BioMarin lawsuit, that the Company will be able to maintain its NASDAQ listing, or that the Company will be able to consummate a merger or other significant transaction. Readers should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements are subject to the risks, uncertainties and other factors described above and in the "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2008 and in subsequent quarterly reports on Form 10-Q. The Company expressly disclaims any intent to update forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

June 12, 2009	By:	/s/ Deirdre Y. Gillespie

Name: Deirdre Y. Gillespie
Title: President, Chief Executive Officer and Assistant Secretary